                                                                    EXHIBIT 99.2

CHRYSLER FINANCIAL                                                                           DISTRIBUTION DATE:            08-JAN-01
DAIMLERCHRYSLER AUTO TRUST 2000-C MONTHLY SERVICER'S CERTIFICATE (GV)                                                    Page 1 of 2
------------------------------------------------------------------------------------------------------------------------------------

      Payment Determination Statement Number                                                       4
      Distribution Date                                                                    08-Jan-01

      DATES COVERED                                                               FROM AND INCLUDING        TO AND INCLUDING
      -------------                                                               ------------------        ----------------
           Collections Period                                                              01-Dec-00                31-Dec-00
           Accrual Period                                                                  06-Dec-00                07-Jan-01
           30/360 Days                                                                            30
           Actual/360 Days                                                                        33

                                                                                   NUMBER OF
      COLLATERAL POOL BALANCE DATA                                                 ACCOUNTS                 $ AMOUNT
      ----------------------------                                                 --------                 --------
      Pool Balance - Beginning of Period                                           131,904                   1,893,452,746.62
      Collections of Installment Principal                                                                      33,781,559.62
      Collections Attributable to Full Payoffs                                                                  13,431,117.46
      Principal Amount of Repurchases                                                                                    0.00
      Principal Amount of Gross Losses                                                                           1,968,751.67
                                                                                                        ----------------------

      Pool Balance - End of Period                                                 129,992                   1,844,271,317.87
                                                                                                        ======================


      POOL STATISTICS                                                                                        END OF PERIOD
      ---------------                                                                                   ----------------------
      Initial Pool Balance (Pool Balance at the Purchase Date)                                               2,077,004,724.28
      Pool Factor (Pool Balance as a Percent of Initial Pool Balance)                                                  88.79%

      Ending O/C Amount                                                                                        105,999,030.16
      Coverage Ratio (Ending Pool Balance as a Percent of Ending Securities)                                          106.10%

      Cumulative Net Losses                                                                                      1,251,679.82
      Net Loss Ratio (3 mo. Weighted Avg.)                                                                           0.25480%
      Cumulative Recovery Ratio                                                                                        58.86%
      60+ Days Delinquency Amount                                                                                4,854,319.96
      Delinquency Ratio (3 mo. Weighted Avg.)                                                                        0.20290%

      Weighted Average APR                                                                                             8.718%
      Weighted Average Remaining Term (months)                                                                          51.73
      Weighted Average Seasoning (months)                                                                                8.67

CHRYSLER FINANCIAL                                                                           DISTRIBUTION DATE:            08-JAN-01
DAIMLERCHRYSLER AUTO TRUST 2000-C MONTHLY SERVICER'S CERTIFICATE (GV)                                                    PAGE 2 OF 2
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

 CASH SOURCES
 ------------
      Collections of Installment Principal        33,781,559.62
      Collections Attributable to Full Payoffs    13,431,117.46
      Principal Amount of Repurchases                      0.00       O/C RELEASE
                                                                      -----------
      Recoveries on Loss Accounts                  1,158,865.99       Original O/C Amount                          94,184,724.28
      Collections of Interest                     12,537,547.59
      Investment Earnings                             26,771.60       Cumulative O/C Release (beginning)                    0.00
      Reserve Account                              4,957,050.00       O/C Release  (Prospectus pg S16)                      0.00
                                                 ---------------
                                                                                                                 ----------------
      TOTAL SOURCES                               65,892,912.26       Cumulative O/C Release (ending)                       0.00
                                                 ===============                                                 ================


 CASH USES
 ---------
      Servicer Fee                                 1,577,877.29
      Note Interest                                9,858,957.24
      Reserve Fund                                 4,957,050.00
      O/C Release to Seller                                0.00
      Note Principal                              49,499,027.73
                                                 ---------------
      TOTAL CASH USES                             65,892,912.26
                                                 ===============


 ADMINISTRATIVE PAYMENT
 ----------------------
 Total Principal and Interest Sources             65,892,912.26
 Investment Earnings in Trust Account                (26,771.60)
 Cash Reserve in Trust Account                    (4,957,050.00)
 Servicer Fee (withheld)                          (1,577,877.29)
 O/C Release to Seller                                     0.00
                                                 ---------------
      PAYMENT DUE TO TRUST ACCOUNT                59,331,213.37
                                                 ===============

                                         Beginning            Ending          Principal    Principal per   Interest     Interest per
                                          Balance             Balance          Payment       $1000 Face     Payment      $1000 Face
                                      -----------------  ---------------------------------------------------------------------------
 NOTES & CERTIFICATES
 --------------------
 Class A-1  413,422,000.00  @   6.64%   218,373,315.44     168,874,287.71   49,499,027.73     119.7300282  1,329,165.58   3.2150335
 Class A-2  625,000,000.00  @   6.81%   625,000,000.00     625,000,000.00            0.00       0.0000000  3,546,875.00   5.6750000
 Class A-3  475,000,000.00  @   6.82%   475,000,000.00     475,000,000.00            0.00       0.0000000  2,699,583.33   5.6833333
 Class A-4  400,000,000.00  @   6.85%   400,000,000.00     400,000,000.00            0.00       0.0000000  2,283,333.33   5.7083333
 Certificates                            69,398,000.00      69,398,000.00            0.00       0.0000000          0.00
                                      -----------------  ---------------------------------                 ------------
     Total Securities                 1,787,771,315.44   1,738,272,287.71   49,499,027.73                  9,858,957.24
                                      =================  =================================                 ============